Exhibit 5.1

[Letterhead of Agilysys, Inc.]

July 29, 2011

Agilysys, Inc.

28925 Fountain Parkway

Solon, Ohio 44139

Ladies and Gentlemen:

This opinion is delivered to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “SEC”) on the date hereof by Agilysys, Inc., an Ohio corporation (the “Company”) under the Securities Act of 1933, as amended (“the Act”) for registration under the Act of 3,000,000 common shares without par value (the “Common Shares”), of the Company. The Common Shares being registered are to be offered and issued by the Company pursuant to its 2011 Stock Incentive Plan (the “Plan”).

For purposes of this opinion, I have examined such documents, records and matters as I have deemed necessary or advisable to render the opinion contained herein, including, without limitation, the Company’s Amended Articles of Incorporation, its Amended Code of Regulations, the minutes of its Board of Directors, Committees and its shareholders, the Plan and the Registration Statement. I have examined the proceedings taken and proposed to be taken in connection with the offer and issuance of the Common Shares.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I hereby advise you that, in my opinion, the Common Shares have been duly authorized and reserved for issuance under the Plan and, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

This opinion is limited to the laws of the State of Ohio and to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished by me as General Counsel and Secretary of the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company.

Very truly yours,

/s/ Kathleen A. Weigand
Kathleen A. Weigand
General Counsel and Secretary